   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1997


                                                      REGISTRATION NO. 333-36181

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3/A


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      THE CHEESECAKE FACTORY INCORPORATED

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                 51-0340466
 (State or Other jurisdiction    (I.R.S. Employer
     of Incorporation or          Identification
        Organization)                  No.)

                               26950 AGOURA ROAD
                       CALABASAS HILLS, CALIFORNIA 91301
                                 (818) 871-3000

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               GERALD W. DEITCHLE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               26950 AGOURA ROAD
                       CALABASAS HILLS, CALIFORNIA 91301
                                 (818) 871-3000

       (Name, address including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       MARK A. BONENFANT, ESQ.                  EDWARD S. ROSENTHAL, ESQ.
  BUCHALTER, NEMER, FIELDS & YOUNGER         FRIED, FRANK, HARRIS, SHRIVER &
      A PROFESSIONAL CORPORATION                         JACOBSON
601 SOUTH FIGUEROA STREET, SUITE 2400             350 SOUTH GRAND AVENUE
  LOS ANGELES, CALIFORNIA 90017-5704          LOS ANGELES, CALIFORNIA 90071
            (213) 891-0700                            (213) 473-2000

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______
    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. / / _______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table shows the expenses, other than Underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered by the Company and the Selling Stockholders. Such expenses will be paid by the Company.

SEC Registration Fee............................................  $  26,402
NASD Filing Fee.................................................  $   9,213
Blue Sky Fees and Expenses......................................      *
Legal Fees and Expenses.........................................      *
Accounting Fees and Expenses....................................      *
Printing and Engraving Expenses.................................      *
Miscellaneous Expenses..........................................      *

------------------------

*To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware provides, in summary, that the directors and officers of the Company may, under certain circumstances, be indemnified by the Company against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Company, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. No indemnification shall be made, however, against expenses with respect to any claim issued or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 145 of the Delaware General Corporation Law also provides that directors and officers of the Company are entitled to such indemnification by the Company to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding. The Company's Bylaws provide for the indemnification by the Company of officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

    The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

    Section 102 of the Delaware General Corporation Law provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends, or unlawful stock purchase or redemptions. The Company's Certificate of Incorporation provides for the elimination of personal liability of its directors to the full extent permitted by section 102 of the Delaware General Corporation Law.

ITEM 16. EXHIBITS.


     *1.1  Underwriting Agreement
     *5.1  Opinion of Buchalter, Nemer, Fields & Younger, a professional corporation
   **23.1  Consent of Coopers & Lybrand L.L.P.
    *23.2  Consent of Buchalter, Nemer, Fields & Younger, a professional corporation (incorporated as Exhibit 5.1)
   **24.1  Power of Attorney (included on page II-3 of Registration Statement)


------------------------

*   To be filed by amendment


**  Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned Company ("the Registrant") hereby undertakes that:

    A. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    B. (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on 25th September, 1997.



                                THE CHEESECAKE FACTORY INCORPORATED

                                By:
                                     -----------------------------------------
                                                 Gerald W. Deitchle
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------
     *         /s/ DAVID        Chairman of the Board,
           OVERTON                Chief Executive Officer,
------------------------------    and President (Principal  September 25, 1997
        David Overton             Executive Officer)

                                Executive Vice President
                                  and Chief Financial
------------------------------    Officer (Principal        September 25, 1997
      Gerald W. Deitchle          Financial and Accounting
                                  Officer)

------------------------------  Director                    September 25, 1997
      Thomas L. Gregory

     *      /s/ JEROME I.
          KRANSDORF
------------------------------  Director                    September 25, 1997
     Jerome I. Kransdorf

    *        /s/ WAYNE H.
            WHITE
------------------------------  Director                    September 25, 1997
        Wayne H. White




*By   -------------------------
         Gerald W. Deitchle
          ATTORNEY-IN-FACT


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